UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 22, 2015

     HII TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30291	03-0453686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8588 Katy Freeway, Suite 430, Houston, Texas		77024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(713) 821-3157

                                                     _______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)

The Company held its annual meeting of shareholders on June 22, 2015. The total number of outstanding shares of common stock and series A preferred stock voting together as a single class entitled to vote at the meeting was 61,361,008 votes, and there were present at the meeting, in person or by proxy, 45,341,165 votes, which number constituted a quorum for the meeting. The details of each matter voted upon at the meeting is set forth in our definitive proxy statement for the annual meeting of stockholders, which has been filed with the Securities and Exchange Commission.  The results of the voting of each such matter are presented in (b) below.

(b)

Proposal 1 – Election of Five Directors.

Director	Votes For	Votes Withheld	Broker Non-Votes
Matthew C. Flemming	26,537,997	1,821,021	16,982,147
Kenton Chickering III	28,034,311	324,707	16,982,147
Leo B. Womack	28,061,346	297,672	16,982,147
Brent Mulliniks	28,034,311	324,707	16,982,147
Thomas Alex Newton	27,911,361	447,657	16,982,147

Messrs. Flemming, Chickering, Womack, Mulliniks and Newton were elected as directors.

Proposal 2 – Approve an amendment to the Certificate of Incorporation to effect a reverse stock split in a ratio of up to 1-for-20 to be determined by the Board, in their discretion.

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,571,591	9,977,102	792,472	0

The approval of an amendment to Certificate of Incorporation to effect a reverse stock split in a ratio of up to 1-for-20 to be determined by the board of directors in their discretion was approved.

Proposal 3 – Ratification of the appointment of MaloneBailey LLP, as the independent registered public accounting firm for 2015.

Votes For	Votes Against	Abstentions	Broker Non-Votes
44,903,774	324,419	112,972	0

The appointment of MaloneBailey LLP was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HII TECHNOLOGIES, INC.

(Registrant)

Date:  June 23, 2015

By:

/s/ Matthew C. Flemming

Matthew C. Flemming, President

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